Exhibit 99.1

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and (or electronic delivery of information up until 11.59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form, ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS would liKe to reduce the costs incurred by our company in mailing proxy CONVERGYS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for 201 East Fourth Street electronic delivery, please follow the instructions above to vote using the Internet Cincinnati, Ohio 45202 and. when prompted. Indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and dale your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. I VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP TH IS PORTION FOR YOUR RECORI THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONI The Board of Directors recommends you vote FOR the following proposals: For Against Abstain to adopt the Agreement and Plan of Merger, dated as of June 28, 2018. as it may be amended from time to time For Against Abstain (which is referred to in this notice as the merger agree- ment), by and among Convergys Corporation, an Ohio 3. to approve, on an advisory (non-binding) basis, com- 0 0 0 corporation. SYNNEX Corporation, a Delaware corpora- pensation that will or may be paid or provided by Con- tion, Delta Merger Sub I, Inc., a Delaware corporation vergys to its named executive officers in connection with and wholly owned subsidiary of SYNNEX and Delta the mergers. Merger Sub Il, LLC, a Delaware limited liability company and a wholly owned subsidiary of SYNNEX. to approve the adjournment of the Convergys special 0 0 0 NOTE: We may conduct such other business as may meeting, if necessary, to solicit additional proxies if there come before the meeting or any adjournment are not sufficient votes to adopt the merger agreement at the time of the Convergys special meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com CONVERGYS 201 East Fourth Street Cincinnati, Ohio 45202 Special Meeting of Stockhlders TBD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Proposal 1 (merger proposal), Proposal 2 (adjournment proposal) and Proposal 3 (merger-related compensation proposal), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting, The procedures (or voting are set forth below. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given when the duly executed Proxy Is returned, such shares will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3, Please mark, sign and date this proxy card and return it promptly in the enclosed postage paid envelope so that your shares may be represented at the Special Meeting. Continued and to be signed on reverse side